EXHIBIT 10.5


                                ANNUAL REVIEW AND
                               ACTUARIAL VALUATION

                             THE BANK OF GLEN BURNIE
                                  PENSION PLAN
                                      as of
                                 January 1, 1996

                                TABLE OF CONTENTS


INTRODUCTION AND HIGHLIGHTS                                                PAGE

      COVER LETTER..........................................................1-2
      EXECUTIVE SUMMARY.....................................................3-4


ASSET INFORMATION

      INVESTMENT FUND STATEMENT AND
      SUMMARY OF ASSETS...................................................   5-6


VALUATION RESULTS

      CALCULATION OF THE UNFUNDED
         ACTUARIAL LIABILITY AND NORMAL COST..............................     7
      SCHEDULE OF REQUIRED AMORTIZATIONS FOR
         FUNDING STANDARD ACCOUNT.........................................     8
      SCHEDULE OF 10 YEAR AMORTIZATION BASES..............................     9
      CALCULATION OF THE FULL FUNDING LIMITATION.......................... 10-11
      DEVELOPMENT OF THE CONTRIBUTION RANGE
         FOR FUNDING PURPOSES.............................................    12
      DEVELOPMENT OF QUARTERLY CONTRIBUTION...............................    13
      FUNDING STANDARD ACCOUNT............................................    14

ACCOUNTING INFORMATION

      INFORMATION REQUIRED UNDER FASB #35.................................    15
      INFORMATION REQUIRED UNDER FASB #87................................. 16-17

BASIS OF VALUATION

      ACTUARIAL BASIS..................................................... 18-19
      SUMMARY OF PLAN PROVISIONS.......................................... 20-25
      SUMMARY OF EMPLOYEE DATA............................................

February 29, 1996


Retirement Plan Committee
The Bank of Glen Burnie
P.O. Box 70
Glen Burnie, Maryland  21060-0070

Re:      The Bank of Glen Burnie Pension Plan -
         Annual Review and Actuarial Valuation

Dear Committee Members:

This report presents the results of the annual review and actuarial valuation of The Bank of Glen Burnie Pension Plan prepared for the 1996 Plan Year and sets forth the contribution required for the plan year ending December 31, 1996.

The valuation was performed on the basis of employee census data submitted by The Bank of Glen Burnie and upon investment fund data submitted by the Trustee, First National Bank of Maryland.

Turner Pension Consultants, LLC has been retained by The Bank of Glen Burnie to perform this valuation on behalf of plan participants. The report has been prepared in accordance with generally accepted actuarial principles and practices. The actuarial assumptions that have been used are reasonably related to the experience of the plan and to reasonable expectations and represent the enrolled actuary's best estimate of anticipated experience under the plan.

This report reflects the following:

         - The minimum funding requirement for 1996 increased from $113,263 (4.7% of prior year's compensation) to $120,824 (4.6%
                  of prior year's compensation).

         - No quarterly contributions are required for the 1996 plan year.

         - The maximum deductible contribution for fiscal year ending December 31, 1996 is $233,910 (8.9% of prior year's compensation) compared to $223,043 (9.2% of prior year's compensation) for the previous year. To be deductible, the contribution must be deposited prior to the due date of the Bank's federal tax return.

         - As was the case in the past, the Bank of Glen Burnie Pension Plan is not "top-heavy" for plan year beginning January 1, 1996.

         - On September 18, 1995, the Bank of Glen Burnie purchased a branch of First Union Bank. The employees of this branch (Eberhardt, Fitzpatrick, Knopp, Sutton and Youngbar) have received credit for benefit accrual from September 18, 1995. They have received eligibility and vesting credit from their date of hire with First Union.

After you have had an opportunity to review this report, please call if you have any questions or wish to review and discuss the valuation.

Respectfully Submitted,
TURNER PENSION CONSULTANTS, LLC



Deborah G. Turner
Director
Pension Consulting Services



Richard M. Skidmore
Senior Plan Administrator

THE BANK OF GLEN BURNIE
PENSION PLAN



                                EXECUTIVE SUMMARY


                                                January 1, 1995          January 1, 1996         % Change
                                                ---------------          ---------------         --------
Participant Information

Number of Participants:
         Active                                          102                      112
         Retired                                          15                       16
         Terminated Vested                                13                       10
                                                         ---                      ---
           Total                                         130                      138                6.2%

Annual Compensation of Active
Participants (Prior Year)                          2,411,791                2,617,791                8.5%

Average Annual Compensation of
Active Participants (Prior Year)                      23,645                   23,373               (1.2%)

Asset Information

Market Value                                       2,767,215                3,399,653               22.9%
Actuarial Asset Value                              2,810,109                3,271,643               16.4%
Cost Value                                         2,853,002                3,143,634               10.2%

Funding Information

Normal Cost                                          173,634                  183,696                5.8%

Funding Standard Account
Credit Balance                                       107,196                  110,257                2.9%

Contribution Range for Payment at the
End of the Plan Year:

Maximum Deductible Deposit                           223,043                  233,910                4.9%
As a % of Proper Year's Compensation                    9.2%                     8.9%

Minimum Funding Requirement                          113,263                  120,824                6.7%
As a % of Proper Year's Compensation                    4.7%                     4.6%

Accounting Information


THE BANK OF GLEN BURNIE
PENSION PLAN


                                EXECUTIVE SUMMARY
                                   (continued)


                                                January 1, 1995          January 1, 1996         % Change
                                                ---------------          ---------------         --------
Accounting Information

FASB #35 Value of Accumulated Plan
Benefits:

Vested                                              2,167,522                2,364,935              9.1%
Non-Vested                                             54,938                   68,766             25.2%

  Total                                             2,222,460                2,433,701              9.5%

Interest Rate                                            8.0%                     8.0%

FASB #87 Pension Expense                              222,281                  225,728              1.6%

Fiscal Year Ending                                   12/31/95                 12/31/96
Discount Rate                                            8.5%                     8.5%
Long Term Rate                                           8.5%                     8.5%


THE BANK OF GLEN BURNIE
PENSION PLAN





                            INVESTMENT FUND STATEMENT
                             AS OF DECEMBER 31, 1995


Market Value of Fund as of January 1, 1995                                                 $2,767,214.90*

Receipts

Employer Contribution for 1995 Plan                $223,043.00
Year

Reimbursement of Trustees Fees                            0.00

Rebate of Investment Advisory Fee                    15,251.00

Interest and Dividends                              219,142.87

Realized Gain/(Loss)                                  7,477.57

Unrealized Gain/(Loss)                              341,806.86

Receipts from MONY                                    2,461.68
                                                      --------
Total Receipts                                                           $809,182.98


Benefit Payments (including Federal                $170,653.30
tax withheld)

Trustee Fees                                          6,091.38
                                                      --------
Total Disbursement                                                       $176,744.68

Excess of Receipts over                                                                     $  632,438.30
Disbursements

Market Value of Fund as of                                                                  $3,399,653.20*
December 31, 1995



* Asset value non-inclusive of Mutual Of New York contract value.

THE BANK OF GLEN BURNIE
PENSION PLAN



                                SUMMARY OF ASSETS
                             AS OF DECEMBER 31, 1995


                                  Cost Value                  Market Value
                                  ----------                  ------------

Cash Equivalents                  $   97,918.75     3.11%$      97,918.75     2.88%

Accrued Income                        26,557.57     0.84%       26,557.57     0.78%

Contribution Receivable                    0.00     0.00%            0.00     0.00%

Equity Investments                 2,836,679.72    90.24%    3,074,018.96    90.42%

Fixed Income Investments             182,477.57     5.81%      201,157.92     5.92%
                                  -------------             -------------

Total Assets                      $3,143,633.61   100.00%   $3,399,653.20   100.00%
                                  -------------             -------------
         Actuarial Value of Assets
           (Average of Costs and
         Market Values)                              $3,271.643
                                                     ----------
Asset value non-inclusive of MONY contract value.


THE BANK OF GLEN BURNIE
PENSION PLAN


                           CALCULATION OF THE UNFUNDED
                               ACTUARIAL LIABILITY
                              AS OF JANUARY 1, 1996


(1)      Unfunded Actuarial Liability as of 01/01/95                    $179,750

(2)      Plus:  Normal Cost                                              173,634

(3)      Plus:  Interest on (1) and (2) at 8%                             28,269

(4)      Less:  Contributions Paid or Accrued                            223,043

(5)      Less:  Interest on Contributions Paid                               477
                                                                         -------

(6)      Unfunded Actuarial Liability as of 01/01/96                     158,133


                         CALCULATION OF THE NORMAL COST
                              AS OF JANUARY 1, 1996

(1)      Actuarial Present Value of Future Benefits:                  $5,431,333

(2)      Less:  Actuarial Value of Assets                              3,271,643

(3)      Less:  Unfunded Actuarial Liability                             158,133

(4)      Actuarial Present Value of Future Normal Costs                2,001,557
         [(1) - (2) - (3)]

(5)      Actuarial Present Value of Future Compensation               31,401,300

(6)      Normal Cost Accrual Rate [(4)/(5)]
         (% of Projected Annual Compensation)                              6.37%

(7)      Projected Annual Compensation of Active Participants          2,883,769
                                                                      ----------

(8)      Normal Cost [(6) x (7)]                                      $  183,696

THE BANK OF GLEN BURNIE
PENSION PLAN


                                      SCHEDULE OF REQUIRED AMORTIZATIONS FOR
                                             FUNDING STANDARD ACCOUNT
                                               AS OF JANUARY 1, 1996

                                                                             Plan Year
                                                        Date       Payment     Last      Initial     Scheduled      Years
Charges                                             Established    Period     Payment     Amount      Balance     Remaining  Payment
-------                                             -----------    ------     -------     ------      -------     ---------  -------

Initial Unfunded Accrued Liability                   01/01/77        30        2006      $111,232    $ 68,903        11      $ 8,937

Change in Actuarial Assumptions
and Plan Amendment                                   01/01/84        30        2013         9,057       7,579          18        749

Plan Amendment                                       01/01/85        30        2014         3,487       2,994          19        288

Plan Amendment                                       01/01/88        30        2117        45,369      41,285          22      3,748

Change in Actuarial Assumptions                      01/01/88        10        1997        16,318       4,375           2      2,273

Plan Amendment                                       01/01/89        30        2018         3,259       3,015          23        269

Plan Amendment                                       01/01/91        30        2020        94,061      89,330          25      7,749

Plan Amendment                                       01/01/93        30        2021           383         370          26         31

Change in Actuarial Assumptions                      01/01/93        10        2002       139,094     107,922           7     19,194
                                                                                         --------    --------        ----   --------
Total Charges                                                                            $422,260    $325,773               $ 43,238
                                                                                         ========    ========               ========
Credits

Plan Amendment                                       01/01/94        30        2023      $ 58,391    $ 57,318         28    $  4,803
                                                                                         --------    --------               --------
Total Credits                                                                            $ 58,391    $ 57,318               $  4,803
                                                                                         ========    ========               ========
Net Amortization Payment on January 1, 1996                                                                                 $ 38,435
                                                                                                                            ========

THE BANK OF GLEN BURNIE
PENSION PLAN


                 10-YEAR AMORTIZATION BASES FOR THE TAXABLE YEAR
                            ENDING DECEMBER 31, 1996

                                             Date        Initial      Prior    01/01/96   Limited
Charges                                   Established     Amount     Payment   Balance   Adjustment
-------                                   -----------     ------     -------   -------   ----------

Change in Actuarial Assumptions and
Plan Amendment                             01/01/84      $  9,057   $      0   $      0   $      0

Plan Amendment                             01/01/85         3,487          0          0          0

Plan Amendment                             01/01/88        45,369      6,913     16,805      6,316

Change in Actuarial Assumptions            01/01/88        16,318      2,455      6,130      2,243

Plan Amendment                             01/01/89         3,259        483      1,553        441

Plan Amendment                             01/01/91        94,061     13,898     64,138     12,698

Plan Amendment                             01/01/92           383         57        297         52

Change in Actuarial Assumptions            01/01/93       139,094     21,008    119,100     19,194
                                                         --------   --------   --------   --------

         Total Charges                                   $311,028   $ 44,814   $208,023   $ 40,944
                                                         ========   ========   ========   ========

Credits

Plan Amendment                             01/01/94      $ 58,391   $  8,819   $ 49,890   $  8,057
                                                         --------   --------   --------   --------

Total Credits                                            $ 58,391   $  8,819   $ 49,890   $  8,057
                                                         ========   ========   ========   ========

Net Amortization Payment on January 1                               $ 35,995   $158,133   $ 32,887

Interest to December 31                                                                   $  2,631

Net Amortization Payment on December 31                                                   $ 35,518


THE BANK OF GLEN BURNIE
PENSION PLAN


                   CALCULATION OF THE FULL FUNDING LIMITATION
                   FOR THE PLAN YEAR ENDING DECEMBER 31, 1996

         The maximum deductible contribution permitted under a defined benefit plan is subject to two special "full funding limitation" tests which measure the funded status of the plan.

         The first test limits the deductible contribution to an amount needed to fully fund the expected accrued liability by the end of the year. The accrued liability projected to the end of the year is a function of the actuarial cost method being used to determine plan contributions and is computed using the valuation interest rate of 8%. It will usually exceed the true liability for benefits accrued under the plan since it reflects any pre-funding of benefits which the actuarial cost method may generate. One such example of pre-funding is the recognition of expected future salary increases in determining current contribution levels. The application of this test is as follows:

         (1)      Actuarial Accrued Liability as of 1/1/96          $3,424,053

         (2)      Entry Age Normal Cost for 1996                       219,684

         (3)      Interest on (1) and (2) at 8%                        291,499

         (4)      Expected Pension Payments during 1996                132,800

         (5)      Interest on (4) at 8%                                  5,755
                                                                      --------

         (6)      Expected Accrued Liability on 12/31/96             3,796,861
                  (1)+(2)+(3)-(4)-(5)

         (7)      Lesser of Actuarial Asset Value or Market
                  Value of Assets as of 1/1/96                       3,271,643

         (8)      Expected Earnings from (7) at 8%                     261,731

         (9)      Expected Distributions during 1996                   132,800

         (10)     Expected Earnings on (9) at 8%                         5,755


         (11)     Expected Assets on 12/31/96
                  (7)+(8)-(9)-(10)                                   3,394,819

         (12)     Full Funding Limitation (6)-(11)                   $ 402,042

THE BANK OF GLEN BURNIE
PENSION PLAN


                   CALCULATION OF THE FULL FUNDING LIMITATION
                   FOR THE PLAN YEAR ENDING DECEMBER 31, 1996
                                   (continued)

         The second test limits the deductible contribution to an amount needed to increase plan assets to 150% of the "current liability". The "current liability" is the actual value of benefits accumulated as of the valuation date. The interest rate used to compute the "current liability" must also fall within an allowable range which is based on a weighted average of the rates of interest on 30 year Treasury securities over the preceding four years. The rate selected for the current year was 7.5 %. This test is shown below:

         (13)     Current Liability as of 1/1/96
                  (including benefits accruing during year)         $2,803,455

         (14)     Interest on (13) at 7.5%                             210,259

         (15)     Expected Pension Payments during 1996                132,800

         (16)     Interest on (15) at 7.5%                               5,395

         (17)     Expected Current Liability on 12/31/96
                  (13)+(14)-(15)-(16)                               $2,875,519

         (18)     150% Expected Current Liability                    4,313,279

         (19)     Expected Assets on 12/31/96 from (11)              3,394,819

         (20)     150% Full Funding Limitation (18)-(19)              $918,460

The combined result of these two tests is as follows:

         (21)     Full Funding Limitation as of 12/31/96
                  Lesser of (12) or (20)                              $402,042

THE BANK OF GLEN BURNIE
PENSION PLAN


                      DEVELOPMENT OF THE CONTRIBUTION RANGE
                              FOR FUNDING PURPOSES

Minimum Funding Requirement
for the Plan Year Beginning                                      January 1, 1996

(a)      Normal Cost                                                $ 183,696

(b)      Net Amortization Charges to the
         Funding Standard Account                                      38,435

(c)      Funding Standard Account Credit Balance                      110,257

(d)      Full Funding Limitation                                      402,042

(e)      Minimum Required Contribution Payable at
         the End of the Plan Year = [(a)+(b)-(c)]
         x 1.08, not to exceed (d)                                    120,824

Maximum Deductible Contribution
for the Employer Fiscal Year Ending                            December 31, 1996

(a)      Normal Cost                                                $ 183,696

(b)      Net Amortization Charges for Maximum
         Deduction Purposes with Interest to the
         end of the Fiscal Year                                        35,518

(c)      Interest on Normal Cost to the end
         of the Fiscal Year (a) x 8%                                   14,696

(d)      Maximum Amortization Contribution =
         (a)+(b)+(c)                                                  233,910

(e)      Full Funding Limitation                                      402,042

(f)      Minimum Required Contribution Payable
         at the End of the Plan Year                                  120,824

(g)      Maximum Deductible Contribution = lesser of
         (d) or (e), but not less than (f)                            233,910

THE BANK OF GLEN BURNIE
PENSION PLAN


                DEVELOPMENT OF QUARTERLY CONTRIBUTION REQUIREMENT



(a)      Current Liability as of 1/1/95                             $2,371,131

(b)      Actuarial Value of Assets
         as of 1/1/95                                                2,810,109

(c)      Funded Current Liability
         Percentage as of 1/1/95
         (b)/(a)                                                           119%


Since (c) is at least 100%, no quarterly contributions are required for 1996.

THE BANK OF GLEN BURNIE
PENSION PLAN


                            FUNDING STANDARD ACCOUNT
                             FOR THE PLAN YEAR ENDED
                                DECEMBER 31, 1995


         ERISA requires that each defined benefit pension plan meet or exceed certain minimum funding standards in order to enhance the security of each employee's benefits. The device by which it is determined whether the standards are met is the "funding standard account".

         Any excess of credits over charges is a credit balance which is carried forward and may be used to reduce future funding requirements. Any excess of charges over credits is a funding deficiency which is subject to the excise tax penalties prescribed by ERISA.

         The operation of the funding standard account for the plan year ended December 31, 1995 is shown below:

Charges

         Prior Year Funding Deficiency                 $      0
         Normal Cost                                    173,634
         Amortization Charges (Balance
           beginning of year $344,881)                   43,238
         Interest                                        17,350
         Interest on Late Quarterly
           Contributions                                      0
                                                       --------
         Total Charges                                                  $234,222


Credits

         Prior Year Credit Balance                      107,196
         Employer Contribution                          223,043
         Amortization Credits (Balance
         beginning of year $57,875)                       4,803
         Interest                                         9,437
                                                        -------
         Total Credits                                                  $344,479

Credit Balance                                                          $110,257

                       INFORMATION REQUIRED UNDER FASB #35
                            ACCOUNTING AND REPORTING
                            FOR DEFINED BENEFIT PLANS



1.       The most recent valuation was performed as of January 1, 1996.

2. The actuarial present value of accumulated plan benefits as of 12/31/95 is shown below:

         Vested Benefits
           Participants currently receiving payments                                    $1,180,021
           Other participants                                                            1,184,914

           Total vested benefits                                                         2,364,935

         Nonvested Benefits                                                                 68,766
                                                                                        ----------
         Total actuarial present value of accumulated
         plan benefits                                                                  $2,433,701

3.       The plan had net assets available for benefits as of 12/31/95
         (excluding MONY contracts) of $3,399,653.

4. An interest rate of 8% was used to determine the actuarial present value of accumulated plan benefits as of December 31, 1994 and December
         31, 1995.

5. Changes in the actuarial present value of accumulated plan benefits during the past year are shown below:

         Actuarial present value of accumulated
         plan benefits as of 12/31/94                                                   $2,222,460

         Increase/(decrease) during the year attributable to:

         Benefits accumulated (including gains and losses)         $ 208,925
         Interest                                                    170,508
         Benefits paid                                              (168,192)
         Net increase/(decrease)                                                           211,241
                                                                                        ----------
         Actuarial present value of accumulated
         plan benefits as of 12/31/95                                                   $2,433,701


                       INFORMATION REQUIRED UNDER FASB #87
                     EMPLOYERS' ACCOUNTING FOR PENSION PLANS



1.       The pension expense for employer fiscal year ending
         December 31, 1996 is as follows:

         Service Cost                                                                        $208,566
         Interest Cost                                                                        286,590
         Expected return on assets                                                           (282,856)
         Net amortization and deferral                                                         13,428
                                                                                              -------
         Net periodic pension cost                                                           $225,728

         Note: The net periodic pension cost shown above may change if a significant event occurs prior to the end of the period, such as a plan amendment, which would require an additional measurement.

2.       The components of the net amortization and deferral charge are as follows:

         Amortization of unrecognized net obligation/
         (asset) at transition                                                               $(12,169)
         Amortization of unrecognized prior service cost                                       25,597
         Amortization of unrecognized net (gain)/loss                                               0
                                                                                             --------
         Net amortization and deferral                                                        $13,428

3.       A reconciliation of the Plan's funded position is as follows:

                                                                    12/31/95                  1/1/96
                                                                    --------                  ------

         Actuarial present value of benefit obligations:
           Vested benefit obligation                               $2,183,088               $2,222,897
                                                                   ----------               ----------
           Accumulated benefit obligation                           2,246,454                2,286,079
                                                                   ----------               ----------
           Projected benefit obligation                             3,365,078                3,443,582
         Plan assets at fair value                                  3,399,653                3,399,653
                                                                   ----------               ----------
         Projected benefit obligation (in excess of)
           or lesser than Plan assets                                  34,575                 (43,929)
         Unrecognized net (gain) or loss                               (6,440)                 72,064
         Unrecognized prior service cost                              199,924                 199,924
         Unrecognized net obligation or (asset)                       (73,012)                (73,012)
          at transition                                                ------                  ------
         Prepaid or (accrued) pension cost                           $155,047                $155,047
                                                                      -------                 -------


                       INFORMATION REQUIRED UNDER FASB #87
                     EMPLOYERS' ACCOUNTING FOR PENSION PLANS
                                   (continued)


4. The significant assumptions used to determine the net pension expense for the current period are as follows:

         Discount Rate              8.5%
         Long Term Rate             8.5%
         Salary Growth Rate         6.5%

5. The initial obligation or (asset) at transition is being amortized over a period of 13 years from January 1, 1989 which represents the average future service of employees expected to receive benefits under the plan computed as of that date.

6. Unrecognized (gains) or losses which exceed 10% of the greater of plan assets at fair value or the projected benefit obligation are amortized over the average future service of employees expected to receive benefits under the plan computed as of the applicable measurement date.

7. The unrecognized prior service cost arising January 1, 1991 is being amortized over 12.810683 years. This is the average future years of service for employees expected to receive benefits as of that date.

8. The measurement date used to determine pension expense and disclosure information is December 31.

THE BANK OF GLEN BURNIE
PENSION PLAN


                                 ACTUARIAL BASIS

Valuation of Liabilities

A.       Description of Actuarial Cost Method

         This valuation was performed using the frozen entry age actuarial cost method (frozen initial liability method). Under this method, the contribution equals the sum of the amount necessary to amortize the frozen actuarial liabilities over a period of years and the normal cost of the plan.

         The frozen actuarial liability as of January 1, 1977 was equal to the actuarial accrued liability on that date as determined under the entry age normal actuarial cost method. Additional liability bases were created since then due to changes in assumptions and plan amendments. In the absence of any further changes in plan benefits or actuarial assumptions, these frozen actuarial liabilities will remain unchanged in future valuations. However in the future, as contributions are made to amortize the frozen actuarial liabilities, the unfunded frozen actuarial liabilities will decrease until they reach zero.

         The normal cost is calculated in the aggregate (i.e. the actuarial present values of projected benefits and future compensation are totaled for all participants before the normal cost is calculated).

         The normal cost accrual rate for the current group of participants should remain approximately level from year to year. Changes in the characteristics of the group due to new entrants, differences between actuarial assumptions and actual experience, changes in actuarial assumptions, and changes in plan provisions will lead to changes in the normal cost accrual rate.

B.       Actuarial Assumptions

         Interest

         For Funding Purposes       8% compounded annually. The current
                                    liability used to determine the full funding limitation was based on a 7.5% rate.

         For Purposes of FASB #35           8% compounded annually.

         For Purposes of FASB #87           8.5% discount rate
                                            8.5% long term rate

THE BANK OF GLEN BURNIE
PENSION PLAN



         Salary Increases                   6.5% per year. The ratio of a
                                            participant's salary at normal
                                            retirement date to his salary at
                                            selected ages is as follows:

                                            Age         25          40        55
                                            Ratio    12.42        4.83      1.88

         Social Security                    Projected in accordance with the
                                            escalator provisions of the 1977
                                            Social Security Amendments:
                                            Wage Base and Earnings Indexing
                                            Increment                      5.50%
                                            Consumer Price Index Incremen  4.50%

         Mortality                          1983 Group Annuity Mortality Table.

         Withdrawal                         Table T-5 of the Actuary's Pension
                                            Handbook with a 5-year setback for
                                            female rate; representative rates
                                            are:

                                            Age        25           40       55
                                            Male     7.72%        5.15%     .94%
                                            Female   7.94%        6.28%    2.56%

         Retirement Age                     All participants are assumed to
                                            retire on their normal retirement
                                            date.

         New Entrants                       None assumed.

         Excluded Employees                 No participants are excluded from
                                            the valuation.

         Rehire of Terminated
         Employees                          No rehire of terminated employees
                                            assumed.

         Expenses Plan administrative expenses are assumed to be paid by the employer outside the trust.

         Asset Valuation                    Average of cost and market values.
                                            In no event will the actuarial value
                                            of assets be less than 80% nor more
                                            than 120% of market value.

The assumptions have not changed since the previous valuation.


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


THE BANK OF GLEN BURNIE
PENSION PLAN


                           SUMMARY OF PLAN PROVISIONS

                                     GENERAL


TYPE OF PLAN                                Defined Benefit Pension Plan

PLAN SPONSOR                                The Bank of Glen Burnie

PLAN ADMINISTRATOR                          Retirement Plan Committee

TRUSTEE                                     First National Bank of MD.

IDENTIFICATION NUMBERS

         EMPLOYER                           52-0575023
         ADMINISTRATOR                      52-1078472
         TRUST                              52-0057503
         PLAN                               001

EFFECTIVE DATE OF PLAN                      October 15, 1959.

EFFECTIVE DATE OF MOST
RECENT AMENDMENT                            January 1, 1994.

ENTRY DATE                                  January 1.

VALUATION DATE                              January 1.

PLAN YEAR                                   January 1 through December 31.

FISCAL YEAR                                 December 31.


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


THE BANK OF GLEN BURNIE
PENSION PLAN


                                   DEFINITIONS

COMPENSATION                                Total compensation paid or
                                            accrued for the plan year
                                            exclusive of overtime or
                                            bonuses. Amounts in excess
                                            of $150,000 not considered
                                            for years prior to 1994.
                                            Beginning in 1995, the
                                            maximum compensation limit
                                            will increase by a
                                            cost-of-living adjustment.

AVERAGE COMPENSATION                        Average of highest five consecutive
                                            years of compensation out of the
                                            last ten years.

COVERED COMPENSATION                        The 35-year average of the Social
                                            Security Taxable Wage Bases ending
                                            with the year in which the
                                            participant reaches Social Security
                                            Normal Retirement Age.

SOCIAL SECURITY NORMAL                      Year of Birth              Age
RETIREMENT AGE                              -------------              ---

                                            Prior to 1/1/38            65
                                            1/1/38 - 12/31/54          66
                                            On or after 1/1/55         67

YEAR OF SERVICE                             Plan year during which an employee
                                            completes at least 1,000 hours of
                                            service.


                          ELIGIBILITY AND PARTICIPATION


ELIGIBILITY REQUIREMENTS                    Minimum age:  20-1/2;
                                            Maximum age:  none;
                                            Service requirement:  Six months;
                                            Must be nonunion.

RE-HIRES Enter immediately if prior participant except if not vested and pre-break service is less than the length of break in which case, treated as new employee. If not prior participant, must meet eligibility requirements, for which purpose, pre-termination service counted.

THE BANK OF GLEN BURNIE
PENSION PLAN




                                 FUNDING OF PLAN


CONTRIBUTIONS                               Company contributions: Amount
                                            required to meet annual funding
                                            standards of IRS, as determined by
                                            plan actuary.

                                            Participant contributions: None
                                            required but allowed, up to 10% of
                                            annual compensation to all plans for
                                            all years in plan (subject to
                                            non-discrimination test for highly
                                            compensated employees).


                                  PLAN BENEFITS


LOAN PROVISIONS                             None.

ROLLOVER CONTRIBUTIONS                      Not Permitted.

                                            FORFEITURES Used to reduce employer
                                            contributions.

                                            NORMAL RETIREMENT Eligibility at
                                            termination of employment BENEFIT
                                            after age 65.

                                            Formula: 2% of average compensation
                                            plus .65% of average compensation in
                                            excess of covered compensation, all
                                            multiplied by years of service up to
                                            20 years.

                                            Benefit computed as life annuity.
                                            Benefit reduced by MONY paid up
                                            annuity.

THE BANK OF GLEN BURNIE
PENSION PLAN


EARLY RETIREMENT BENEFITS                   Eligibility after participant
                                            completes ten years of service and
                                            reaches age 55.

                                            Formula: Normal retirement benefit
                                            computed using years of service and
                                            average compensation at termination
                                            of employment. Actuarial reduction
                                            for early payment. Benefit is
                                            reduced by 1/144th for each month
                                            during the first five years, and
                                            1/288th for each month during the
                                            next five years, with actuarial
                                            reduction thereafter, for early
                                            payment.

DEFERRED RETIREMENT                         Benefits deferred to actual
BENEFITS                                    retirement and increased for
                                            deferred payment beyond age 65.
                                            Increase for later payment equal to
                                            the greater of the benefit
                                            calculated at normal retirement date
                                            and actuarially increased to actual
                                            retirement, or benefit calculated at
                                            actual retirement date with
                                            continued credit for salary
                                            increases and service beyond age 65.

DISABILITY BENEFITS                         Eligibility upon total and permanent
                                            disability.

                                            Commencement of benefits at
                                            cessation of long term disability
                                            benefits.

                                            Formula: Benefits computed in same
                                            manner as early retirement benefits.

TERMINATION OF
EMPLOYMENT BENEFITS                         Vesting Schedule:
                                                                      Percent
                                            Years of Service          Vested
                                            ----------------          ------
                                            Less than 5 years              0%
                                            5 or more years              100%

THE BANK OF GLEN BURNIE
PENSION PLAN


TERMINATION OF                              Service prior to break in service is
EMPLOYMENT BENEFITS (cont.)                 excluded where participant is
                                            re-employed after a break in service
                                            exceeding the length of prior
                                            service (but only where not vested).

                                            Benefit commencement date: Normal
                                            retirement date, unless the value of
                                            the benefit is less than $10,000 in
                                            which case, a lump sum is paid;
                                            however, participant approval
                                            required for deferral past age 55 if
                                            ten years of service completed at
                                            termination of employment.

DEATH  BENEFITS                             If death occurs after becoming
                                            vested, surviving spouse entitled to
                                            50% of amount payable to participant
                                            under joint and 50% survivor option
                                            determined as of date of death.

                                            If death occurs after normal
                                            retirement date but before benefit
                                            commenced, surviving spouse or other
                                            named beneficiary entitled to full
                                            value of accrued benefit determined
                                            as of date of death.


                               PAYMENT OF BENEFITS


JOINT AND SURVIVOR BENEFITS                 Normal form of benefit unless
                                            participant elects otherwise.
                                            Benefit is the actuarial equivalent
                                            of the normal form of benefit (life
                                            only). Applies to all married
                                            participants at benefit commencement
                                            date.


OTHER OPTIONS                               Range of options are available: lump
                                            sum (if value is under $10,000),
                                            installment payments, and annuity
                                            options.

                                            Benefit option payments based on
                                            UP84 at 8%.

THE BANK OF GLEN BURNIE
PENSION PLAN


                              TOP HEAVY PROVISIONS
                     (Apply only if Plan becomes top-heavy)


NORMAL RETIREMENT                  Minimum Benefit:  2% of compensation
BENEFITS                           multiplied by top-heavy years of service to a
                                   maximum of 10 years.

TERMINATION OF EMPLOYMENT          Vesting Schedule:
                                                                      Percent
                                   Years of Service                   Vested
                                   ----------------                   ------

                                   Less than 2 years                    0%
                                            2 years                    20%
                                            3 years                    40%
                                            4 years                    60%
                                            5 years or more           100%